UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16640 Stagg Street, Van Nuys, California		91406
(Address of principal executive offices)		(Zip Code)

(818) 734-5300
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share Series B Junior Participating Preferred Stock Purchase Rights	CPST	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01   Entry into a Material Definitive Agreement

On September 4, 2019, Capstone Turbine Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (each a “Purchaser” and collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Registered Direct Offering”), an aggregate of 5,800,000 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a negotiated purchase price of $0.50 per share, and pre-funded warrants (the “Pre-Funded Warrant”) to purchase up to an aggregate of 4,400,000 shares (the “Pre-Funded Warrant Shares” and together with the Common Shares, the “Shares”) of the Company’s Common Stock at a negotiated purchase price of $0.4999 per Pre-Funded Warrant, for aggregate gross proceeds to the Company of approximately $5.1 million, before deducting placement agent fees and other offering expenses payable by the Company. The Shares and Pre-Funded Warrants were offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on June 7, 2018, and was declared effective on July 18, 2018 (File No. 333-225503) (the “Registration Statement”) and a related prospectus supplement.

The Pre-Funded Warrants are immediately exercisable upon issuance at an initial exercise price of $0.0001 per share and may be exercised at any time until exercised in full. A holder of a Pre-Funded Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”).

In a concurrent private placement (the “Private Placement”), the Company agreed to issue to the Purchasers warrants to purchase 7,650,000 shares of Common Stock, which represent 75% of the number of shares of Common Stock and shares underlying the Pre-Funded Warrants purchased in the Registered Direct Offering, pursuant to the Purchase Agreement (the “Common Warrants,” and together with the Pre-Funded Warrants, the “Warrants”). The Common Warrants will be exercisable for shares of Common Stock (the “Common Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”) at an initial exercise price of $0.6121 per share for a period of five years, starting on April 2, 2020 and expiring on April 2, 2025. Holders of the Common Warrants will also be subject to a Beneficial Ownership Limitation identical to that applicable to the Pre-Funded Warrants.

The exercise price of the Warrants and Warrant Shares issuable upon the exercise thereof are subject to adjustment in the event of any stock dividends and splits, reverse stock splits, stock dividends, recapitalizations, reorganizations or similar transactions, as described in the Warrants. The Warrants will be exercisable on a “cashless” basis in certain circumstances.

The Common Warrants and the Common Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Each Purchaser is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment in the Common Warrants and Common Warrant Shares and has so evaluated the merits and risks of such investment, has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the Common Warrants or the Common Warrant Shares to the public except pursuant to sales registered or exempted under the Securities Act.

The closing of the Registered Direct Offering and the Private Placement is expected to occur on or about September 9, 2019.

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as the Company’s exclusive placement agent in connection with the Registered Direct Offering and the Private Placement and received an aggregate cash fee equal to 6.5% of the gross proceeds received by the Company from the Registered Direct Offering and the reimbursement of up to $60,000 for certain expenses.

Per the terms of the Purchase Agreement, the Company has agreed with the Purchaser that subject to certain exceptions, the Company will not, within the ninety day period immediately following the closing of the Registered Direct Offering, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents. The Company also agreed to indemnify the Purchaser against certain losses resulting from its breach of any representations, warranties, covenants and agreements made by the Company in the Purchase Agreement and certain related transaction agreements, as well as under certain other circumstances described in the Purchase Agreement.

The representations, warranties, covenants and agreements contained in the Purchase Agreement and Warrants were made solely for the benefit of the parties to the Purchase Agreement and Warrants. In addition, such representations, warranties, covenants and agreements (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and Warrants and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement and forms of the Warrant are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and Warrants, which subsequent information may or may not be fully reflected in public disclosures.

The net proceeds to the Company from the Registered Direct Offering, after deducting the Placement Agent’s fees and expenses and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Common Warrants, are expected to be approximately $4.6 million. The Company currently intends to use these net proceeds for working capital and other general corporate purposes.

The legal opinion of Goodwin Procter, LLP relating to the legality of the issuance and sale of the Shares in the Registered Direct Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing summaries of the Registered Direct Offering, the Private Placement, the shares of Common Stock issued in connection therewith, the Purchase Agreement, the Warrants, and Warrant Shares do not purport to be complete and are subject to, and qualified in their entirety by, reference to the definitive transaction documents.

Copies of the form of Purchase Agreement and the forms of the Warrants are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Common Warrants and the Common Warrant Shares is incorporated by reference into this Item.

Item 8.01   Other Events.

On September 5, 2019, the Company issued a press release announcing the Registered Direct Offering and Private Placement. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Exhibit 99.1 to this Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant
4.2	Form of Common Stock Purchase Warrant
5.1	Opinion of Goodwin Procter LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press Release, dated September 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: September 5, 2019	By:	/s/ Darren R. Jamison
Name: Darren R. Jamison
Title: President and Chief Financial Officer